Exhibit 3.9

STATE OF NEVADA

ROSS MILLER	SCOTT W. ANDERSON
Secretary of State	Deputy Secretary for Commercial Recordings

OFFICE OF THE

SECRETARY OF STATE

Certified Copy

September 4, 2014

Job Number:	C20140904-0881
Reference Number:	00004385110-12
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
C1671-1992-001	Articles of Incorporation	12 Pages/1 Copies
C1671-1992-003	Articles of Merger	4 Pages/1 Copies
C1671-1992-004	Amendment	23 Pages/1 Copies
20110749566-41	Amendment	3 Pages/1 Copies
20100947961-19	Convert In	3 Pages/1 Copies
20100947962-20	Articles of Organization	1 Pages/1 Copies
20130666431-02	Merge In	6 Pages/1 Copies
20130666446-78	Merge In	6 Pages/1 Copies

Respectfully, /s/ Ross Miller ROSS MILLER Secretary of State

Certified By: Heather Christensen Certificate Number: C20140904-0881 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA FEV 24 1992 1671 - 92 CHERYL A. LAU SECRETARY OF STATE		INVOICE # 22114
FILING FEE $125.00 K. R.
FILED BY; VARGAS & BARTLETT
[ILLEGIBLE] HOWARD HUGHES PKWY
LAS VEGAS, NV 89109
ARTICLES OF INCORPORATION
OF
RIO PROPERTIES, INC.
a Nevada Corporation

I, the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under the general corporation laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

ARTICLE I

NAME

The name of the corporation is:

RIO PROPERTIES, INC.

ARTICLE II

NATURE OF BUSINESS

The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on by the corporation is: (a) the corporation may engage in any lawful activity.

ARTICLE III

RESIDENT AGENT & REGISTERED OFFICE

Section 3.01 Resident Agent. The name and address of the resident agent for service of process is Vargas & Bartlett, Seventh Floor, 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109.

Section 3.02 Registered Office. The address of its registered office is Seventh Floor, 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109.

Section 3.03 Other Offices. The corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

ARTICLE IV

SHARES OF STOCK

The amount of the total authorized capital stock of this corporation is five hundred thousand (500,000). All such stock shall be designated as Common

Stock with a par value of One Cent ($.01) per share (“Common Stock”). The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors may issue such shares of Common Stock in one or more series, at such price and in such number of each series with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

ARTICLE V

DIRECTORS

Section 5.01 Governing Board. The members of the governing board of the corporation shall be styled as directors.

Section 5.02 Initial Board of Directors. The initial Board of Directors shall consist of two (2) members.

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The number of directors shall not be reduced to less than one, and may, at any time or times, be increased or decreased by a duly adopted amendment to these Articles of Incorporation, or in such manner as shall be provided in the Bylaws of the corporation or by an amendment to the Bylaws of the corporation duly adopted by either the Board of Directors or the stockholders or by a duly adopted resolution of the Board of Directors.

The names and addresses of the initial members of the Board of Directors are as follows:

NAME	ADDRESS
Anthony A. Marnell II	3700 West Flamingo Road Las Vegas, Nevada 89103

James A. Barrett, Jr.	3700 West Flamingo Road Las Vegas, Nevada 89103

These individuals shall serve as directors until the first annual meeting of the stockholders or until their successors shall have been elected and qualified.

ARTICLE VI

INCORPORATOR

The name and address of the incorporator is Carolyn Jackson, Seventh Floor, 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109.

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ARTICLE VII

DIRECTORS’ AND OFFICERS’ LIABILITY

A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of NRS 78.300. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

ARTICLE VIII

INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact

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that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and an advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of

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indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

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The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE IX

AMENDMENTS

This corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.

ARTICLE X

POWERS OF DIRECTORS

In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

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(1) Subject to the Bylaws, if any, adopted by the stockholders, to make, alter or repeal the Bylaws of the corporation;

(2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

(3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

(4) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and

(5) By resolution adopted by a majority of the Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

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All corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.

IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of February, 1992, hereby declaring and certifying that the facts stated hereinabove are true.

/s/ Carolyn Jackson
Carolyn Jackson, Incorporator

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ACKNOWLEDGMENT

STATE OF NEVADA	)
	)	ss.
COUNTY OF CLARK	)

On this 21st day of February, 1992, personally appeared before me, a Notary Public, Carolyn Jackson, who acknowledged to me that he executed the foregoing instrument.

/s/ JUDITH A. VIENNEAU
NOTARY PUBLIC in and for said County and State

CERTIFICATE OF ACCEPTANCE

OF APPOINTMENT BY RESIDENT AGENT

In the matter of Rio Properties, Inc. We, Vargas & Bartlett, with address at Seventh Floor, 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109, hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

Furthermore, that the mailing address for the above registered office is Seventh Floor, 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109.

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IN WITNESS WHEREOF, we hereunto set our hand this 21st day of February, 1992.

VARGAS & BARTLETT

By:
Resident Agent

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ARTICLES OF MERGER

MERGING

MARCOR RESORTS, L.P. V, LIMITED PARTNERSHIP	LP 395-88 M/D
(NV)

INTO

RIO PROPERTIES, INC.	1671-92
(NV)

REQUESTED BY:

VARGAS & BARTLETT
ATTN: PAMELA BOUCHARD
3800 HOWARD HUGHES PKWY., 7TH FL.
LAS VEGAS, NV 89109

FILE NUMBER: 1671-92

FILE DATE: 8/13/92

FILING FEE: $75.00

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA AUG 13 1992 CHERYL A. LAU SECRETARY OF STATE No.1671-92	FILING FEE: $75.00 DF INVOICE # 28052 EXPEDITE #E026048 VARGAS & BARTLETT ATTN: PAMELA BOUCHARD 3800 HOWARD HUGHES PKWY., 7TH FL. LAS VEGAS, NV 89109

ARTICLES OF MERGER

OF

MARCOR RESORTS, L.P. V, A NEVADA LIMITED PARTNERSHIP

INTO

RIO PROPERTIES, INC., A NEVADA CORPORATION

MarCor Resorts, L.P. V, Inc., a Nevada limited partnership, and Rio Properties, Inc., a Nevada corporation, pursuant to Nevada Revised Statutes $ 78.458, hereby certify that:

1. The name and place of organization of each constituent business entity is as follows:

(i) MarCor Resorts, L.P. V, a Nevada limited partnership (“Disappearing Partnership”); and

(ii) Rio Properties, Inc., a Nevada corporation (“Surviving Corporation”).

2. The name of the surviving entity is Rio Properties, Inc., a Nevada corporation.

3. An Agreement and Plan of Merger by which the Disappearing Partnership merges into the Surviving Corporation has been duly adopted by the Board of Directors of the Surviving Corporation on August 10, 1992.

4. Pursuant to NRS 78.454, approval of the Agreement and Plan of Merger by the Surviving Corporation’s stockholders was not required.

5. The Agreement and Plan of Merger, at a meeting of partners of the Disappearing Partnership held August 10, 1992, was approved by the sole general partner holding 100% of the general partnership interest and by limited partners who own more than 50% of the percentage in the profits of the Disappearing Partnership. This was sufficient under Nevada law and the Disappearing Partnership’s partnership agreement to approve the Agreement and Plan of Merger.

6. The Articles of Incorporation of the Surviving Corporation were not amended by the Agreement and Plan of Merger.

7. The complete executed copy of the Agreement and the Plan of Merger is on file at the registered office of the Surviving Corporation. The registered office of the Surviving Corporation is Vargas & Bartlett, Seventh Floor, 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109.

8. A copy of the complete executed Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any partner of the Disappearing Partnership or stockholder of the Surviving Corporation.

9. The merger shall be effective on August 15, 1992.

IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger on August 13, 1992.

MARCOR RESORTS, L.P. V, a Nevada limited partnership	RIO PROPERTIES, INC. a Nevada corporation

General Partner:

MARCOR RESORT PROPERTIES, INC.

/s/ Harlan Braaten	/s/ James A. Barrett, Jr.
Harlan Braaten, Secretary	James A. Barrett, Jr. President

/s/ James A. Barrett, Jr.
James A. Barrett, Jr. Secretary

STATE OF NEVADA	)
) ss.
COUNTY OF CLARK	)

On August 13, 1992, personally appeared before me, a notary public, Harlan Braaten, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.

/s/ Sharon Keefe
Notary Public

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STATE OF NEVADA	)
) ss.
COUNTY OF CLARK	)

On August 13, 1992, personally appeared before me, a notary public, James A. Barrett, Jr., personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.

/s/ Sharon Keefe
Notary Public

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FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA AUG 14 1992 CHERYL A. LAU SECRETARY OF STATE No. 1671-92	FILING FEE [ILLEGIBLE] INVOICE [ILLEGIBLE] VARGAS & BARTLETT 3800 HOWARD HUGHES PKWY LAS VEGAS, NV 89109

ARTICLES OF EXCHANGE

BETWEEN

RIO HOTEL & CASINO, INC., a Nevada corporation

AND

RIO PROPERTIES, INC., a Nevada corporation

Rio Hotel & Casino, Inc., a Nevada corporation, and Rio Properties, Inc., a Nevada corporation, pursuant to Nevada Revised Statute 78.458, hereby certify that:

1. The name and place of incorporation of each constituent corporation is as follows:

(i)	Rio Hotel & Casino, Inc., a Nevada corporation (“Acquiring Corporation”); and

(ii)	Rio Properties, Inc., a Nevada corporation (“Acquired Corporation”).

2. The Agreement and Plan of Exchange by which the Acquiring Corporation acquires the stock of the Acquired Corporation was duly adopted by the Boards of Directors of the Acquiring Corporation and the Acquired Corporation on August 10, 1992, respectively.

3. Pursuant to Nevada Revised Statute 78.453, approval of the Agreement and Plan of Exchange by the stockholders the Acquiring Corporation was not required.

4. On August 14, 1992, the Agreement and Plan of Exchange was approved by the unanimous written consent of the stockholders of the Acquired Corporation. ATTACHED.

5. The complete executed copy of the Agreement and Plan of Exchange is on file at the registered office of the Acquiring Corporation. The registered office of the Acquiring Corporation is Vargas & Bartlett, 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109.

6. A copy of the complete executed Agreement and Plan of Exchange will be furnished by the Acquiring Corporation on request and without cost, to any stockholder of the Acquiring Corporation or the Acquired Corporation.

7. The exchange shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have executed these Articles of Exchange on August 14, 1992.

	“Acquiring Corporation” RIO HOTEL & CASINO, INC.		“Acquired Corporation” RIO PROPERTIES, INC.

By:	/s/ James A. Barrett, Jr.	By:	/s/ James A. Barrett, Jr.
	James A. Barrett, Jr. President and Secretary		James A. Barrett, Jr. President and Secretary

STATE OF NEVADA	)
) ss.
COUNTY OF CLARK	)

On August 14, 1992, personally appeared before me, a notary public, JAMES A. BARRETT, JR. personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.

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AGREEMENT AND PLAN OF EXCHANGE

BY AND BETWEEN

RIO HOTEL & CASINO, INC.,

A NEVADA CORPORATION

AND

RIO PROPERTIES, INC.,

A NEVADA CORPORATION

DATED: August 14, 1992

AGREEMENT AND PLAN OF EXCHANGE, dated as of August 14, 1992 (this “Agreement”), between Rio Hotel & Casino, Inc., a Nevada corporation (“Buyer”), and Rio Properties, Inc., a Nevada corporation (“Company”).

WHEREAS, the Boards of Directors of Buyer and the Company have each determined that it is in the best interests of their respective stockholders for Buyer to acquire the Company upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, in furtherance of such acquisition, the Boards of Directors of Buyer and the Company have each approved of the exchange (“Exchange”) of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) (shares of Company Common Stock being hereinafter collectively referred to as “Shares” ) for newly issued shares of common stock, par value $.01 per share, of Buyer (“Buyer Common Stock”) on the terms and subject to the conditions of this Agreement in accordance with Chapter 78 of the Nevada Revised Statutes (“Nevada Law”);

WHEREAS, for federal income tax purposes, it is intended that the Exchange shall qualify as a reorganization within the meaning Section 368 (a) (1) (B) of the Internal Revenue Code of 1986, as amended (“Code”);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Buyer and the Company hereby agree as follows:

ARTICLE I

THE EXCHANGE

SECTION 1.01. The Exchange. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with Nevada Law, at the Effective Time (as hereinafter defined) shares of Company Common Stock shall be exchanged for shares of Buyer Common Stock in accordance with Section 1.04. As a result of the Exchange, the Company shall become a wholly owned subsidiary of Buyer.

SECTION 1.02. Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Exchange to be consummated by filing articles of exchange with the Secretary of State of the State of Nevada, in such form as is required by, and executed in accordance with the relevant provisions of, Nevada Law (the date and time of such filing being the “Effective Time”). Prior to such filing, a closing shall be held at the offices of Vargas & Bartlett, 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada, 89109, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII.

SECTION 1.03. Effect of the Exchange. At the Effective Time, the effect of the Exchange shall be as provided in the applicable provisions of Nevada Law.

SECTION 1.04. Exchange of Shares. At the Effective Time, by virtue of the Exchange and without any action on the part of Buyer, the Company or the holders of the Shares:

(a) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 1.04 (b), and any Dissenting Shares (as hereinafter defined)) shall be exchanged for Buyer Common Stock pursuant to a ratio which exchanges 1,000 shares for 109,091 shares of Buyer Common Stock (the “Exchange Consideration”).

(b) Each Share held in the treasury of the Company, or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time shall be canceled without any exchange thereof and no payment or distribution shall be made with resect thereto.

SECTION 1.05. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Exchange or consented thereto in writing and who shall have properly exercised their dissenters’ rights in respect of such Shares in accordance with Section of Nevada Law (collectively, the “Dissenting Shares”) shall not be exchanged as provided in Section 1.04 hereof. Such stockholders shall be entitled to receive payment of the fair value of such Shares held by them in accordance with the provisions of Nevada Law, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their dissenters’ rights in respect of such Shares under Nevada Law shall thereupon be deemed to have been exchanged for, as of the Effective Time, the Exchange Consideration, without any interest thereon.

(b) The Company shall give Buyer (i) prompt notice of any notices of exercise of rights of dissent with respect to the Exchange received by the Company, withdrawals of such notices, and any other instruments served pursuant to Nevada Law and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to rights of dissent under Nevada Law. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to any rights of dissent or offer to settle or settle any such rights of dissent.

ARTICLE II

EXCHANGE OF SHARES

SECTION 2.01. Exchange of Shares. (a) At the Effective Time, Buyer shall make available to American Stock Transfer & Trust Company (the “Exchange Agent”), for the benefit of the holders of exchanged Shares, a sufficient number of certificates representing shares of Buyer Common Stock required to effect the delivery of the aggregate Exchange Consideration required to be issued pursuant to Section 1.04 (the certificates representing shares of Buyer Common Stock comprising such aggregate Exchange Consideration being hereinafter referred to as the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the shares of Buyer Common Stock contemplated to be issued pursuant to Section 1.04. The Exchange Fund shall not be used for any other purpose.

(b) Promptly after the Effective Time Buyer shall instruct the Exchange Agent to issue certificates representing the Exchange Consideration and the certificates representing the Shares shall forthwith be canceled. Until so surrendered, certificates representing the Shares shall represent solely the right to receive the Exchange Consideration. No dividends or other distributions that are declared after the Effective Time on shares of Buyer Common Stock and payable to the holders of record thereof after the Effective Time will be paid to persons entitled by reason of the Exchange to receive shares of Buyer Common Stock until such persons surrender their certificates representing the Shares. Upon such surrender, there shall be paid to the person in whose name the Buyer Common Stock is issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Buyer Common Stock between the Effective Time and the time of such surrender. After such surrender there shall [ILLEGIBLE] paid to the person in whose name the shares of Buyer Common [ILLEGIBLE] are issued any dividends or other distributions on such [ILLEGIBLE] of Buyer Common Stock which shall have a record date after the Effective Time and prior to such surrender and a payment date after such surrender and such payment shall be made on such payment date. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any certificate representing shares of Buyer Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be condition of such exchange that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Buyer Common Stock in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any shares of Buyer Common Stock or dividends thereon delivered to a public official pursuant to applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Buyer Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of Buyer Common Stock for the account of the persons entitled thereto.

(c) Any portion of the Exchange Fund which remains unclaimed by the former stockholders of the Company for ninety (90) days after the Effective Time shall be delivered to Buyer, upon demand of Buyer, and any former stockholders of the Company shall thereafter look only to Buyer for payment of their claim for the Exchange Consideration for the Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Buyer that:

SECTION 3.01. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect.

When used in connection with the Company or any Subsidiary, the term “Material Adverse Effect” means any change or effect that is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) or prospects of the Company.

SECTION 3.02. Articles of Incorporation and Bylaws. The Company has heretofore furnished to Buyer a complete and correct copy of the Articles of Incorporation and the Bylaws or equivalent organizational documents, each as amended to date, of the Company. Such Articles of Incorporation, Bylaws and equivalent organizational documents are in full force and effect. The Company is not in violation of any provision of its Articles of Incorporation, Bylaws or equivalent organizational documents.

SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of Five Hundred Thousand Shares. As of the date hereof, (i) 99,000 Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) no Shares are held in the treasury of the Company, except as set forth in this Section 3.03, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Shares or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

SECTION 3.04. Authority Relative to this Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (the “Transactions”). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Exchange, the approval and adoption of this Agreement by the holders of a majority of the then outstanding Shares if and to the extent required by applicable law, and the filing and recordation of articles of exchange as required by Nevada Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Buyer, constitutes the legal, valid and binding obligation of the Company.

SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, except for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (“Securities Act”), the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), state securities or “blue sky” laws (“Blue Sky Laws”), state takeover laws, (ii) the Nevada Gaming Commission, the Nevada State Gaming Control Board and various local city and county gaming regulatory authorities (together, the “Nevada Gaming Authorities”) and (iii) where failure to obtain such consents, approvals, authorizations or Permits, or to make such filings or notifications, would not prevent or delay consummation of the Exchange, or otherwise prevent the Company from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.06. Compliance. The Company is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a Party or by which the Company or any property or asset of the Company is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Company that:

SECTION 4.01. Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a material adverse effect on the business or operations of Buyer and its subsidiaries taken as a whole.

SECTION 4.02. Authority Relative to this Agreement. Buyer has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Exchange, the filing of articles of exchange as required by Nevada Law). This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

SECTION 4.03. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement by Buyer will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Buyer, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Buyer or by which any property or asset of Buyer is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer is a party or by which Buyer or any property or asset of Buyer is bound or affected, except for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the business or operations of Buyer and its respective subsidiaries taken as a whole.

(b) The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement by Buyer will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements of the Securities Act, the Exchange Act, Blue Sky Laws, state takeover laws, (ii) the Nevada Gaming Authorities, (iii) filing of articles of exchange pursuant to Nevada Law and appropriate documents with the relevant authorities of other states in which the Company or the Subsidiaries is authorized to do business, and such consents, approvals, authorizations, permits or filings as may be required under the laws of any foreign country in which Buyer conducts business or owns any assets, and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Exchange, or otherwise prevent Buyer from performing its obligations under this Agreement.

SECTION 4.06. Authorization for Buyer Common Stock. Prior to the Effective Time, Buyer will have taken all necessary action to permit it to issue the number of Buyer Common Stock required to be issued, pursuant to this Agreement. The shares of Common Stock issued pursuant to Article IV will, when issued, be validly issued, fully paid and nonassessable and no stockholder of Buyer will have any preemptive right of subscription or purchase in respect thereof.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE EXCHANGE

SECTION 5.01. Conduct of Business by the Company Pending the Exchange. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless Buyer shall otherwise agree in writing, the businesses of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use its best efforts to preserve substantially intact the business organization of the Company to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers and other Persons with which the Company has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Buyer:

(a) amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents;

(b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of any class of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or (ii) any assets of the Company, except for sales in the ordinary course of business and in a manner consistent with past practice;

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $50,000 for the Company and the Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.01(e);

(f) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of the Company who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

(g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

(h) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; or

(i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.01. Consent of Company Stockholders. In order to consummate the Exchange, the Company, acting through the Board, shall, in accordance with applicable law and the Company’s Articles of Incorporation and Bylaws, the Company shall prepare an action without a meeting to obtain the written consent of stockholders approving this Agreement and the transactions contemplated hereby (the “Written Consent”).

SECTION 6.02. Notification of Certain Matters. The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.02 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

SECTION 6.03. Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the Transactions and to fulfill the conditions to the Exchange. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

SECTION 6.04. Fees and Expenses. Each of Buyer and the Company shall bear its respective costs and expenses, including, without limitation, fees and expenses of accountants, attorneys and financial advisors, incurred in connection with the Transactions, regardless of whether the Transactions are consummated.

ARTICLE VII

CONDITIONS TO THE EXCHANGE

SECTION 7.01. Conditions to the Exchange. The respective obligations of each party to effect the Exchange shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been duly approved and adopted by the written consent of the stockholders of the Company to the extent required by Nevada Law and the articles of incorporation of the Company.

(b) Governmental and Regulatory Consents. All filings required to be made prior to the Effective Time with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company and Buyer shall have been made or obtained (as the case may be) without restrictions.

(c) Third Party Consents. All material consents or approvals, permits and authorizations of any third party (other than a governmental authority) required to be obtained prior to the severance agreement with any director, officer or other employee of the Company or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan,

Effective Time in connection with the execution and delivery of this Agreement and the transactions contemplated hereby by the Company and Buyer shall have been made or obtained (as the case may be) without restrictions.

SECTION 7.02. Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of the following condition, which may be waived in whole or in part by Buyer to the extent permitted by applicable law:

(a) Representations and Warranties; Performance of Agreement. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time (except to the extent they relate to a particular date); the Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time; and the Company shall have delivered to Buyer a certificate, dated the date of the Closing, on behalf of the Company by a duly authorized officer of the Company, in form and substance reasonably satisfactory to Buyer, to such effect.

SECTION 7.03. Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

(a) Representations and Warranties; Performance of Agreement. Each of the representations and warranties of Buyer in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time (except to the extent they relate to a particular date); Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time; and Buyer shall have delivered to the Company a certificate, dated the date of Closing, on behalf of Buyer by a duly authorized officer of Buyer, in form and substance reasonably satisfactory to the Company, to such effect.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01. Termination by Buyer or the Company. This Agreement may be terminated and the Exchange and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company by mutual written consent duly authorized by the Boards of Directors of Buyer and the Company.

SECTION 8.02. Effect of Termination. In the event of the termination of this Agreement pursuant to this Article, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except (i) as set forth in Section 9.01 and (ii) nothing herein shall relieve any party from liability for any breach hereof.

SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company, no amendment may be made which would reduce the Exchange Consideration. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE IX

REGISTRATION OF BUYER COMMON STOCK

SECTION 9.01. Buyer shall prepare and file a registration statement under the Securities Act of 1933 (“Securities Act”) with respect to the shares of Buyer common Stock. Such registration statement shall be filed as soon as practicable after the date hereof, and Buyer shall use its best efforts to cause such registration statement to become effective within 6 months of the Closing Date or as promptly as practicable thereafter.

SECTION 9.02. Buyer shall, in connection with such registration statement (i) prepare and file with the Securities and Exchange Commission, for a period of three (3) years or two (2) years and prepare and file an additional registration statement for one (1) year, as appropriate, after Closing Date is outstanding, or such shorter period as may be appropriate in the judgment of Buyer so as to permit the non-restricted trading of the shares of Buyer Common Stock issued pursuant to the Exchange Agreement, all such supplemented or revised prospectuses as may be required in connection with the public offering and sale of the shares of Buyer Common Stock at any time and from time to time; (ii) prepare and file such supplemented or revised prospectuses as post-effective amendments to the registration statement to the extent required by the Securities and Exchange Commission; and (iii) furnish such reasonable number of preliminary, final, supplemented and revised prospectuses as may be necessary under the Securities Act and rules promulgated thereunder.

SECTION 9.03. It is the intention of the parties that, at all times during the time period referred to in section 9.02 that the shares of Buyer Common Stock held by persons who would be deemed “underwriters” for purposes of the Securities Act, in connection with any public offering of such shares of Buyer Common Stock, shall be covered by an effective registration statement, and there shall be available for delivery such supplemented or amended prospectuses as may be necessary to meet the requirements of Sections 10(a) (iii) and 17(a) of the Securities Act and as the same may be further amended, and any Securities and Exchange Commission regulations relating thereto in connection with the public offering of any of the shares of Buyer Common Stock in ordinary brokerage transactions. If any person whose sale of any of the shares of Buyer Common Stock then covered by an effective registration statement is subject to the prospectus requirements of Section 5(b) of the Securities Act desires to make a public offering of such Buyer Common Stock in any other manner, Buyer will, on request, make any necessary filings under the Securities Act and Rule 145, as amended, as promptly as practicable.

SECTION 9.04. If, under applicable rules, regulations or policies of the Securities and Exchange Commission, it is not possible for Buyer to take all steps provided for in the preceding paragraphs of this Agreement, Buyer will take such steps to the extent reasonably practicable. In addition, Buyer will, at any time and from time to time, during such time period provided in section 9.02 hereof that any holder of Buyer Common Stock gives to Buyer notice that the desires to make a public offering of any of the Buyer Common Stock, use its best efforts to make, as promptly as possible, such mandatory filings under the Securities Act

(including any necessary post-effective amendments, supplemented or amended prospectuses, but not including any new registration statement) as may be necessary to permit such public offerings with a minimum of delay under the applicable provision of the Securities Act and the rules, regulations and policies of the Securities and Exchange Commission thereunder.

SECTION 9.05. All expenses of every kind relating to the preparation and filing of the registration statement, amendments, supplements, prospectuses and other documents hereunder shall be paid by Buyer, including all costs and expenses, ordinarily incurred in connection with the public offering of securities, including, without limitation, printing costs and fees and expenses of counsel and accountants for Buyer.

SECTION 9.06. The following provisions shall also be applicable to any such registration statement:

(i) Buyer shall require the selling holders of Buyer Common Stock to covenant to furnish it with the appropriate information (relating to the intentions of such holders of Buyer Common Stock) in connection therewith as Buyer shall reasonably request in writing. Following the effective date of such registration statement, Buyer shall supply such number of prospectuses as Buyer deems appropriate. Buyer shall file such Blue Sky applications and use its best efforts to qualify such securities included therein for sale in such states as Buyer deems appropriate.

(ii) Buyer shall require that the holders of Buyer Common Stock covenant that they and any underwriter acting on their behalf to covenant to indemnify Buyer, its directors, each officer signing a registration statement and each person, if any, who controls Buyer within the meaning of the Securities Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus or offering circular required to be filed or furnished by reason of this agreement, or caused by any omission, or alleged omission to state therein a material fact required to be stated therein or necessary to make a statement therein, in the light of the circumstances under which they were made, not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to Buyer by and about such holder or underwriter’s action on such holder’s behalf or use therein.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, as the case may be, except that the agreements set forth in Articles I and II shall survive the Effective Time indefinitely and those set forth in Section 6.03 shall survive termination indefinitely.

SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (Postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

if to Buyer:

Rio Hotel & Casino, Inc.

3700 West Flamingo Road

Las Vegas, Nevada 89103

Facsimile No.: 252-0080

Attn: President

if to the Company:

Rio Properties, Inc.

3700 West Flamingo Road

Las Vegas, Nevada 89103

Facsimile No.: 252-0080

Attn: President

SECTION 10.03. Certain Definitions. For purposes of this Agreement, the term:

(a) “affiliate” of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

(b) “beneficial owner” with respect to any Shares means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule l2b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

(c) “business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

(d) “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

(e) “person” means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

(f) “subsidiary” or “subsidiaries” of the Company, Buyer or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

SECTION 10.04. Severability. If any term or other provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 10.05. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise.

SECTION 10.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 10.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event of the breach of any provision of this Agreement and that the parties shall be entitled to specific Performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 10.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts executed in and to be performed in that State.

SECTION 10.09. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Buyer and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

RIO HOTEL & CASINO, INC.

By:	/s/ James A. Barrett, Jr.
Name: James A. Barrett, Jr. Title: President

RIO PROPERTIES, INC.

By:	/s/ James A. Barrett, Jr.
Name: James A. Barrett, Jr. Title: President

ARTICLES OF EXCHANGE

BETWEEN

RIO HOTEL & CASINO, INC. (NV)	4758-88

&

RIO PROPERTIES, INC. (NV)	1671-92	DOCUMENT ON THIS FILE OF THE MICRO-FISCHE.

FILED BY: VARGAS & BARTLETT 3800 HOWARD HUGHES PARKWAY LAS VEGAS, NV 89109

FILING FEE-$125.00	INV. #

FILE DATE: 8-14-92

FILE NO. 1671-88

ARTICLES OF EXCHANGE

BETWEEN

RIO HOTEL & CASINO, INC. (NV)	4758-88

&

RIO PROPERTIES, INC. (NV)	1671-92	DOCUMENT ON THIS FILE OF THE MICRO-FISCHE.

FILED BY: VARGAS & BARTLETT 3800 HOWARD HUGHES PARKWAY LAS VEGAS, NV 89109

FILING FEE-$125.00	INV. #

FILE DATE: 8-14-92

FILE NO. 1671-88

INV # 281033

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA DEC X 1 1992 CHERYL A. LAU SECRETARY OF STATE No. 1671-92	FILING FEE-7500 TS INV. # VARGAS & BARTLETT 3800 HOWARD HUGHES PKWY LAS VEGAS, NV 89109 ATTN; MARK CLAYTON

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION OF

RIO PROPERTIES, INC.

The undersigned hereby certifies as follows:

1. That Carolyn Jackson is the sole incorporator of Rio Properties, Inc., a Nevada corporation (the “Corporation”).

2. That the original Articles of Incorporation of the Corporation were filed with the Nevada Secretary of State on February 24, 1992.

3. That as of the date hereof, no stock of the Corporation has been issued.

4. That the sole incorporator of the Corporation, in accordance with Section 78.380 of the Nevada Revised Statutes, adopts and approves the following amendments to the Articles of Incorporation:

FIRST: Article II of the Articles of Incorporation as previously stated is hereby amended by the addition of subsection (b) which Article shall read, in its entirety, and provide as follows:

ARTICLE II

NATURE OF BUSINESS

The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on by the corporation are: (a) To engage in any lawful activity; and (b) To conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and the United States of America.

SECOND: Article IV of the Articles of Incorporation as previously stated is hereby redesignated as subsection (a) and a new subsection (b) is added which shall read, in its entirety, and provide as follows:

(b) Nevada Gaming Control Act. The corporation shall not issue any stock or securities except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. The issuance of any stock or securities in violation thereof shall be ineffective and such stock or securities shall be deemed not to be issued and outstanding until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada gaming commission, or (2) the Nevada gaming commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

No stock or securities issued by the corporation and no interest, claim or charge therein or thereto, shall be transferred in any manner whatsoever except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. Any transfer in violation thereof shall be ineffective until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada gaming commission, or (2) the Nevada gaming commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

If the commission at any time determines that a holder of stock or other securities of this corporation is unsuitable to hold such securities, then until such securities are owned by persons found by the commission to be suitable to own them, (a) the corporation shall not be required or permitted to pay any dividend or interest with regard to the securities, (b) the holder of such securities shall not be entitled to vote on any matter as the holder of the securities, and such securities shall not for any purposes be included in the securities of the corporation entitled to vote, and (c) the corporation shall not pay any remuneration in any form to the holder of the securities.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 20th day of March, 1992.

/s/ Carolyn Jackson
Carolyn Jackson, Incorporator

STATE OF NEVADA	)
) ss.
COUNTY OF CLARK	)

On this 20th day of March, 1992, personally appeared before me, a Notary Public, CAROLYN JACKSON, the Incorporator of RIO PROPERTIES, INC., that executed the within instrument and known to me to be the person who affixed his name thereto as such Incorporator and who acknowledged to me that he signed the same freely and voluntarily and for the uses and purposes therein mentioned.

NOTARY PUBLIC

RECEIVED

AUG 20 1992

Secretary of State

APPROVED FOR COMPLIANCE WITH NRS CHAPTER 463 ONLY Nevada Gaming Commission

By
Dated 8/18/92

3

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Conversion (PURSUANT TO NRS 92A.205) Page 1

Filed in the office of	Document Number
/s/ Ross Miller Ross Miller Secretary of State State of Nevada	20100947961-19
Filing Date and Time 12/22/2010 12:30 PM
Entity Number C1671-1992

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion

(Pursuant to NRS 92A.205)

1.	Name and jurisdiction of organization of constituent entity and resulting entity:

Rio Properties, Inc.
Name of constituent entity

Nevada	Corporation
Jurisdiction	Entity type *

and,

Rio Properties, LLC

Name of resulting entity

Nevada	Limited Liability Company
Jurisdiction	Entity type *

2.	A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3.	Location of plan of conversion: (check one)

☒	The entire plan of conversion is attached to these articles.

☐	The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐	The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

*	corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 1
Revised: 10-16-09

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Conversion (PURSUANT TO NRS 92A.205) Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

4.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:	n/a

c/o:

5.	Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)*

12-31-2010

6.	Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Rio Properties, Inc.

Name of constituent entity

X

	Secretary	12-13-2010
Signature	Title	Date

*	Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity’s articles.

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 2
Revised: 10-16-09

PLAN OF CONVERSION OF RIO PROPERTIES, INC.

Plan of Conversion adopted for Rio Properties, Inc., a business corporation organized under the laws of the State of Nevada on February 24,1992:

1. The name and address of the constituent entity is Rio Properties, Inc., One Caesars Palace Drive, Las Vegas, Nevada 89109, and it is governed by the laws of the State of Nevada.

2. The name and address of the proposed resulting entity is Rio Properties, LLC, One Caesars Palace Drive, Las Vegas, Nevada 89109, and it will be governed by the laws of the State of Nevada.

3. Rio Properties, Inc. shall, pursuant to the provisions of the laws of the State of Nevada, be converted to a limited liability company, to wit, Rio Properties, LLC, which shall be the resulting entity and which shall continue to exist as said resulting entity under the name “Rio Properties, LLC” pursuant to the provisions of the Nevada Revised Statutes. The separate existence of Rio Properties, Inc., which is sometimes referred to as the “constituent entity”, shall cease upon the effective date of the conversion pursuant to the provisions of the Nevada Revised Statutes.

4. The Articles of Organization of the resulting entity when the conversion becomes effective shall be the Articles of Organization of said resulting entity and said Articles of Organization shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Nevada Revised Statutes.

5. The Member of the resulting entity when the conversion becomes effective shall be the Member of the resulting entity.

6. At the effective time of the conversion and without any action on the part of the constituent entity or the resulting entity, each share of capital stock of the constituent entity shall be cancelled and retired and cease to exist and no consideration shall be delivered in exchange therefore.

7. The officers of the constituent entity are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Conversion or of the conversion herein provided.

The effective time of the Plan of Conversion, and the time when the conversion therein agreed upon shall become effective, shall be December 31, 2010.

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

	Filed in the office of	Document Number
	/s/ Ross Miller	20100947962-20
	Ross Miller	Filing Date and Time
Articles of Organization Limited-Liability Company (PURSUANT TO NRS CHAPTER 86)	Secretary of State	12/22/2010 12:30 PM
	State of Nevada	Entity Number
C1671-1992

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)	Rio Properties, LLC			Check box if a Series Limited- Liability Company ☐

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent:	CSC Services of Nevada, Inc.
Name
	☐ Noncommercial Registered Agent (name and address below)	OR	☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
	2215-B Renaissance Drive		Las Vegas	Nevada	89119
	Street Address		City		Zip Code
Nevada
	Mailing Address (if different from street address)		City		Zip Code

3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):			perpetual

4. Management: (required)	Company shall be managed by:	☐ Manager(s)	OR ☒ Member(s)
(check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1)		Caesars Entertainment Corporation
Name
	One Caesars Palace Drive		Las Vegas	NV	89109
	Street Address		City	State	Zip Code
2)
Name

	Street Address		City	State	Zip Code
3)
Name

	Street Address		City	State	Zip Code

6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)
X /s/ Jill Eaton
Jill Eaton
	Name		Organizer Signature
	One Caesars Palace Drive		LAS VEGAS	NV	89109
	Address		City	State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. CSC Services of Nevada, Inc.
By:
	X			12/21/10
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 86 DLLC Articles Revised: 4-14-09

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 1

Filed in the office of	Document Number
/s/ Ross Miller Ross Miller Secretary of State State of Nevada	20130666431-02
Filing Date and Time 10/11/2013 08:20 AM
Entity Number C1671-1992

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger

(Pursuant to NRS Chapter 92A)

1)	Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐	If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

Rio Mezz 9, LLC

Name of merging entity

Delaware	limited liability company
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

Rio Properties, LLC

Name of surviving entity

Nevada	limited liability company
Jurisdiction	Entity type *

*	Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 1
Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3)	Choose one:

☒	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4)	Owner’s approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐	If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a)	Owner’s approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 2
Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(b)	The plan was approved by the required consent of the owners of*:

Rio Mezz 9, LLC
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Rio Properties, LLC
Name of surviving entity, if applicable

*	Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 3
Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 4
Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

None.

6)	Location of Plan of Merger (check a or b):

☐	(a) The entire plan of merger is attached;

or,

☒	(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date:	October 11, 2013	Time:	4:10 PM EST

*	Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 5
Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

8)	Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐	If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

Rio Mezz 9, LLC
Name of merging entity

X

	Secretary	10/11/13
Signature	Title	Date

Name of merging entity
X
Signature	Title	Date

Name of merging entity
X
Signature	Title	Date

Name of merging entity
X
Signature	Title	Date

and,

Rio Properties, LLC
Name of surviving entity
X

	Secretary	10/11/13
Signature	Title	Date

*	The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 6
Revised: 6-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 1

Filed in the office of	Document Number
/s/ Ross Miller Ross Miller Secretary of State State of Nevada	20130666446-78
Filing Date and Time 10/11/2013 8:20 AM
Entity Number C1671-1992

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger

(Pursuant to NRS Chapter 92A)

1)	Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐	If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

Rio Propco, LLC

Name of merging entity

Delaware	limited liability company
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

Rio Properties, LLC

Name of surviving entity

Nevada	limited liability company
Jurisdiction	Entity type *

*	Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 1
Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3)	Choose one:

☒	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4)	Owner’s approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐	If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a)	Owner’s approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 2
Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(b)	The plan was approved by the required consent of the owners of *:

Rio Propco, LLC
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Rio Properties, LLC
Name of surviving entity, if applicable

*	Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 3
Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 4
Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

None.

6)	Location of Plan of Merger (check a or b):

☐	(a) The entire plan of merger is attached;

or,

☒	(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date:	October 11, 2013	Time:	4:10 PM EST

*	Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 5
Revised: 8-31-11

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

8)	Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐	If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

Rio Propco, LLC
Name of merging entity
X

	Secretary	10/11/13
Signature	Title	Date

Name of merging entity
X
Signature	Title	Date

Name of merging entity
X
Signature	Title	Date

Name of merging entity
X
Signature	Title	Date

and,

Rio Properties, LLC
Name of surviving entity
X

	Secretary	10/11/13
Signature	Title	Date

*	The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 6
Revised: 8-31-11